DASZKAL, BOLTON & MANELA
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

        240 W. PALMETTO PARK ROAD, SUITE 300 o BOCA RATON, FLORIDA 33432
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236


JEFFREY A. BOLTON, CPA, P.A.                             MEMBER OF THE AMERICAN
                                                         INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                            OF CERTIFIED PUBLIC
                                                         ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN, CPA, P.A.



July 9, 1999

To the Board of Directors
Equity Growth Systems, Inc.
8001 Desoto Woods Drive
Sarasota, FL 34243


We are pleased to confirm our understanding of the services we are to provide for Equity Growth Systems, Inc. for the six months ended June 30, 1999.

We will audit the balance sheet of Equity Growth Systems, Inc. as of June 30, 1999 and the related statements of income, retained earnings, and cash flows for the period then ended.

The objective of our audit is the expression of an opinion about whether your financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principals. Our audit will be conducted in accordance with generally accepted auditing standards and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion If our opinion is other than unqualified, we will discuss the reasons with you in advance. If, for any reason, we are unable to complete the audit or are unable to form or have not formed an opinion, we may decline to express an opinion or issue a report as a result of this engagement.

Our procedures will include tests of documentary evidence supporting the transactions recorded in the accounts, direct confirmation of receivables and certain other assets and liabilities by correspondence with selected customers, creditors, and banks. We will request written representations from your attorneys as part of the engagement, and they may bill you for responding to this inquiry. At the conclusion of our audit, we will also request certain written representations from you about the financial statements and related matters.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgement about the number of transactions to be examined and the areas to be tested. Also, we will plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Because of the concept of reasonable assurance and because we will not perform a detailed examination of all transactions, there is a risk that material errors, fraud, or other illegal acts, may exist and not be detected by us. In addition, an audit is not designed to detect errors, fraud, or other

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illegal acts that are immaterial to the financial statements. Our responsibility as auditors is limited to the period covered by our audit and does not extend to any later periods for which we are not engaged as auditors.

Our audit will include obtaining an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed. An audit is not designed to provide assurance on internal control or to identify reportable conditions, that is, significant deficiencies in the design or operation of internal control. However, during the audit, if we become aware of such reportable conditions, we will communicate them to you.

We understand that you are responsible for making all financial records and related information available to us and that you are responsible for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you. This responsibility includes establishment and maintenance of adequate records and effective internal controls over financial reporting, the selection and application of accounting principles, and the safeguarding of assets. Management is also responsible for identifying and ensuring that the entity complies with applicable laws and regulations.

Because many computer systems use only two digits to record the year in date fields, such systems may not be able to accurately process dates including the year 2000 and after. The effects of this problem will vary from system to system and may adversely affect your operations as well as the ability to prepare financial statements. An audit of financial statements conducted in accordance with generally accepted auditing standards is not designed to detect whether your systems are year 2000 compliant. Further, we have no responsibility with regard to your efforts to make your systems year 2000 compliant or to provide assurance on whether you have addressed, or will be able to address, all of the affected systems on a timely basis. These are your responsibilities. However, we may choose to communicate matters that come to our attention relating to the potential effects of the year 2000 on your computer systems.

We understand that your employees will prepare all cash, accounts receivable, and other confirmations we request and will locate any documents selected by us for testing.

Our fees for these services will be based on firm hourly rates which range from $50 to $140 per hour. We expect our fees for the audit of the June 30, 1999 financial statements in accordance with, generally accepted accounting principles to be approximately $6,500 to $7,000. You will also be responsible for travel and other out-of-pocket costs. Our invoices will be rendered as work progresses and are payable on presentation. In accordance with our firm's policies, work may be suspended if your account becomes overdue and will not be resumed until your account is paid in full. We require a retainer of $4,000 prior to the commencement of the engagement.

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Equity Growth Systems, Inc.
Page 3


We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign below and return the letter to us with a retainer check for $4,000.

Very truly yours,

DASZKAL, BOLTON & MANELA


/s/ Michael I Daszkal /s/

Michael I. Daszkal, CPA
Partner


RESPONSE:

This letter correctly sets forth the understanding of Equity Growth Systems, Inc.


Officer Signature: Charles J. Scimeca

Title: President

Date:   7/9/99

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